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                                                               Exhibit (h)(3)(b)


                          BREMER INVESTMENT FUNDS, INC.


                    AMENDMENT TO THE TRANSFER AGENT AGREEMENT


         THIS AMENDMENT, dated as of February 28, 2002, to the Transfer Agent Agreement, as amended, dated as of November 5, 1996, by and between Bremer Investment Funds, Inc., a Maryland series company and U.S Bancorp Fund Services, LLC (formerly Firstar Mutual Fund Services, LLC), a Wisconsin limited liability company shall be as follows:

         Paragraph 7 Confidentiality shall be amended and replaced in its entirety as follows:

         7.   PROPRIETARY AND CONFIDENTIAL INFORMATION

         The Agent agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Funds, all records and other information relative to the Funds and prior, present or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Funds, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

         Further, the Agent will adhere to the privacy policies adopted by the Funds pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, the Agent will not share any non-public personal information concerning any of the Funds' shareholders with any third party unless specifically directed by the Funds or allowed under one of the exceptions noted under the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BREMER INVESTMENT FUNDS, INC.                   U.S. BANCORP FUND SERVICES, LLC


By: /s/ Kenneth P. Nelson                        By:  /s/ Joseph Neuberger
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                          BREMER INVESTMENT FUNDS, INC.


                    AMENDMENT TO THE TRANSFER AGENT AGREEMENT


         THIS AMENDMENT dated as of January 1, 2002 to the Transfer Agent Agreement dated as of November 5, 1996, by and between Bremer Investment Funds, Inc., a Maryland series company, and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company, shall be as follows:

         Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BREMER INVESTMENT FUNDS, INC.                    U.S. BANCORP FUND SERVICES, LLC


By: /s/ Sandra A. Schimek                        By:  /s/ Joseph Neuberger
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                     Addendum to Firstar Servicing Agreement


This Addendum to the Fund Administration Accounting and Transfer Agent servicing Agreements dated November 5, 1996, is entered into by and between Firstar Mutual Fund Services, LLC and Bremer Investment Funds, Inc. on this 27th day of October, 1998.

WHEREAS, the mutual funds servicing division of Firstar Trust Company became a limited liability company and separate subsidiary of Firstar Bank Milwaukee, N.A. on September 30, 1998; and

WHEREAS, the entity known as Firstar Trust Company ceased operations on September 30, 1998; NOW,

THEREFORE, Firstar Mutual Fund Services, LLC will be the successor responsible party to each of the Agreements referenced above and will assume all responsibility for any acts or omissions during the time Firstar Trust Company was the named service provider under these same Agreements.


Firstar Mutual Fund Services, LLC                Bremer Investment Funds, Inc.


BY: /s/ Joe D. Redwine                           BY: /s/ Paul W. Gifford, Jr.
    --------------------------                       ---------------------------

ATTEST:                                          ATTEST: /s/ Steven A. Laraway
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